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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



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Parent
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SouthBanc Shares, Inc.

                                                     Percentage              Jurisdiction or
Subsidiaries (a)                                    of Ownership          State of Incorporation
----------------                                    ------------          ----------------------
Perpetual Bank, A Federal Savings Bank (1)              100%                    United States

United Service Corporation of Anderson, Inc. (2)        100%                    South Carolina

United Investments Services, Inc. (2)                   100%                    South Carolina

Mortgage First Service Corporation (2)                  100%                    South Carolina
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_______________________
(1)  Upon consummation of the Conversion and Reorganization, Perpetual Bank, A
     Federal Savings Bank will become a wholly-owned subsidiary of the
     Registrant.
(2)  This corporation is a wholly owned subsidiary of Perpetual Bank, A Federal
     Savings Bank.